                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-85551 of The Reynolds and Reynolds Company on Form S-8 of our report dated June 13, 2003, appearing in this annual report on Form 11-K of The Reynolds and Reynolds Company 401(k) Savings Plan for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

Dayton, Ohio
June 25, 2003